Exhibit 99.3

COBALT BOATS, LLC
CONDENSED BALANCE SHEETS (UNAUDITED)
(In thousands, except unit data)

	March 31, 2017	September 30, 2016
Assets
Current assets
Cash	$1,743	$1,970
Trade receivables, net	7,049	5,841
Inventories, net	9,091	8,514
Prepaid expenses	418	416
Total current assets	18,301	16,741
Property and equipment, net	10,417	10,747
Other assets
Related party notes and interest receivable	2,920	2,737
Other assets	181	189
Total assets	$31,819	$30,414
Liabilities
Current liabilities
Current maturities of long-term debt	$3,003	$3,013
Current maturities of capital lease obligations	—	84
Accounts payable	5,313	4,724
Accrued expenses	8,867	8,866
Redemption payable	1,459	1,459
Total current liabilities	18,642	18,146
Long-Term debt, less current maturities	14,500	16,500
Redemption payable noncurrent	—	1,459
Other liabilities	4,641	4,524
Total liabilities	$37,783	$40,629
Members' deficit
Series A, preferred - 44,690 units issued and outstanding as of March 31, 2017 and September 30, 2016	31,497	31,497
Common Units - 62,081 units issued and outstanding as of March 31, 2017 and September 30, 2016	13,079	13,079
Treasury units - Series A, preferred - 43,718 units held, at cost, as of March 31, 2017 and September 30, 2016	(54,655)	(54,655)
Accumulated distributions to preferred and common units	(62,311)	(60,759)
Retained earnings	66,426	60,623
Total members' deficit	(5,964)	(10,215)
Total liabilities and members' deficit	$31,819	$30,414

COBALT BOATS, LLC
CONDENSED STATEMENTS OF INCOME (UNAUDITED)
(In thousands)

	Six Months Ended
	March 31, 2017	March 31, 2016
Net sales	$69,956	$66,578
Cost of sales	58,022	54,744
Gross profit	11,934	11,834
Operating expenses:
Selling and marketing expense	1,762	2,572
General and administrative expense	3,661	2,967
Operating income	6,511	6,295
Other income (expense):
Other	(563)	(960)
Interest expense	(145)	(335)
Other expense	(708)	(1,295)
Net income	$5,803	$5,000

COBALT BOATS, LLC
CONDENSED STATEMENT OF MEMBERS' DEFICIT (UNAUDITED)
(In thousands)

	Preferred units	Common units	Treasury units	Accumulated Distributions	Retained earnings	Total members' deficit
Balance at September 30, 2016	$31,497	$13,079	$(54,655)	$(60,759)	$60,623	$(10,215)
Distributions to preferred and common units	—	—	—	(1,552)	—	(1,552)
Net income	—	—	—	—	5,803	5,803
Balance at March 31, 2017	$31,497	$13,079	$(54,655)	$(62,311)	$66,426	$(5,964)

COBALT BOATS, LLC
CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	Six Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net income	$5,803	$5,000
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	1,294	1,395
Change in fair value of interest rate swap	(155)	246
Loss on sale of property, plant and equipment	83	—
Changes in assets and liabilities:
Accounts receivable	(1,208)	184
Inventories	(577)	532
Prepaid expenses and other assets	(7)	(113)
Accounts payable	589	(3,000)
Accrued expenses and other liabilities	273	1,535
Redemption payable to current and former members	(1,459)	(1,459)
Net cash flows from operating activities	4,636	4,320

Cash flows from investing activities:
Purchases of property, plant and equipment	(1,230)	(717)
Proceeds from sale of property, plant and equipment	196	9
Net change in notes and interest receivable	(183)	107
Net cash flows from investing activities	(1,217)	(601)

Cash flows from financing activities:
Payments on long term debt	(2,010)	(3,005)
Payments on capital lease obligations	(84)	(338)
Distributions to unit holders	(1,552)	(247)
Net cash flows from financing activities	(3,646)	(3,590)
Net change in cash and cash equivalents	(227)	129
Cash and cash equivalents, beginning of year	1,970	2,856
Cash and cash equivalents, end of year	$1,743	$2,985

The accompanying notes are an integral part of these financial statements.

COBALT BOATS, LLC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except unit data)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Cobalt Boats, LLC's (the "Company") principal line of business is the production and sale of high-end, luxury run-about boats and deck boats ranging in size from 20 to 40 feet. The principal markets for the Company’s products include both domestic and foreign dealers. The Company extends credit to various companies, primarily boat dealers, in the normal course of business. The Company’s customers are not concentrated in any geographic region, but are concentrated in the boating industry.

Basis of Presentation

The accompanying unaudited interim condensed financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim condensed financial statements. Certain amounts in the prior year condensed financial statements have been reclassified to conform with the current year presentation.

Future Appreciation Rights Plan

Effective on October 1, 2009, the Company adopted a future appreciation rights (FAR) plan (Plan) for eligible employees and members of the Board of Managers as selected by the Plan committee (Committee). Under the Plan, eligible participants are granted a FAR, subject to an individual agreement with the participant. The FAR may be at any grant price, determined in the reasonable discretion of the Committee. Each FAR shall vest at the rate of 20% per year of employment after the date of the grant. Upon termination of employment, the then vested value, as defined (if any) in excess of the grant price, shall be paid out over three years. As of March 31, 2017 and September 30, 2016, the Company had issued FARs representing 6.5% of (common and preferred) equity value, at grant prices ranging from $0 to $1,630. The Company had accrued only the vested portion of the FAR under this plan as of March 31, 2017 and September 30, 2016. The accrued obligation was approximately $4,596 and $4,536 at March 31, 2017 and September 30, 2016, respectively. Expense was approximately $60 for both the six months ended March 31, 2017 and 2016. The expense is included in other expense, net on the Statements of Income.

Recent Accounting Pronouncements

In May 2014, the FASB and International Accounting Standards Board jointly issued a final standard on revenue recognition which outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. This standard will supersede most current revenue recognition guidance. Under the new standard, entities are required to identify the contract with a customer; identify the separate performance obligations in the contract; determine the transaction price; allocate the transaction price to the separate performance obligations in the contract; and recognize the appropriate amount of revenue when (or as) the entity satisfies each performance obligation. Accounting Standards Update (“ASU”) 2014-09 will now become effective for fiscal years beginning after December 15, 2017. In August 2015, FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, to extend the mandatory effective date by one year. Entities have the option of using either the retrospective or cumulative effect transition method. The Company is currently evaluating the approach it will use to apply the new standard and the impact that the adoption of the new standard will have on the Company’s financial statements.

In July 2015, the FASB issued ASU 2015-11, Simplifying the Measurement of Inventory. This ASU changes the measurement principle for inventories valued under the first-in, first-out or weighted-average methods from the lower of cost or market to the lower of cost and net realizable value. Net realizable value is defined by the FASB as estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. This ASU does not change the measurement principles for inventories valued under the last-in, first-out method. This amendment is effective for fiscal years beginning after December, 15, 2016, including interim periods within those fiscal years and should be applied prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company is currently evaluating the impact of adopting this ASU, but does not expect it will have a material impact.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This guidance establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently assessing the potential impact of this ASU on its financial statements and footnote disclosures.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. This ASU is effective for fiscal years beginning after December 15, 2017 and interim periods within those fiscal years with early adoption permitted. This guidance provides specific classification of how certain cash receipts and cash payments are presented in the statement of cash flows. The ASU should be applied using a retrospective transition method. If it is impracticable to apply the amendments retrospectively for some of the cash flow issues, the amendments for those issues should then be applied prospectively at the earliest date practicable. The Company is currently assessing the potential impact of this ASU on its presentation of the statement of cash flows.

There are no other new accounting pronouncements that are expected to have a significant impact on the Company's financial statements and related disclosures.

2. MEMBERS' EQUITY

Redeemable Preferred Units

The Company has issued preferred member units with preference rights that include an 8% priority return (subject to certain limitations). In the event of a sale of the Company, or similar liquidity event, the Company is obligated to make distributions first to preferred unit holders to return their capital contributions and then to pay their priority return, prior to returning the capital of common unit holders and making distributions in proportion to the respective number of units held by the Members. At the option of the preferred equity unit holders, at any time after March 31, 2015, the preferred equity is subject to mandatory redemption at a distributable amount as defined in the operating agreement. In general, this reflects a return of capital to the preferred unit holders, plus the payment of a priority return of 8% compounded annually, encompassing prior distributions, but exclusive of tax distributions. The redemption distributable amount at March 31, 2017 and September 30, 2016 was approximately $1,341 and $1,287, respectively.

Purchase of Treasury Units

On September 9, 2014, the Company purchased 43,718 shares of Series A preferred units from three shareholders. The total cost of the treasury units purchased and recorded at September 30, 2014 was $50,267 which included costs totaling $336 for legal expenses related to the execution of the transaction. In addition, the Company is obligated to make additional contingent payments in fiscal years 2015 through 2017 to the current and former shareholders of up to $4,377 upon the occurrence of events as defined in the respective purchase agreements. Contingent payments in the amounts of $4,377 and $2,918, per the purchase agreement, have been paid or accrued and recorded in treasury stock at March 31, 2017 and September 30, 2016, respectively, as applicable requirements for the accrual have been met or, in the belief of management, will be met. At March 31, 2017 and September 30, 2016, $1,459 and $1,459 represents payments currently payable.

3. INVENTORIES

Inventories at current cost consist of the following:

	March, 31, 2017	September 30, 2016
Raw materials and manufactured parts	$7,119	$6,047
Work-in-process	3,222	3,646
Finished goods	1,197	1,179
	$11,538	$10,872
Less allowance to adjust the carrying value of inventories to last-in, first-out (LIFO) basis	(2,447)	(2,358)
LIFO inventories	$9,091	$8,514

4. RELATED PARTY NOTES RECEIVABLE

As of March 31, 2017 and September 30, 2016, the Company had unsecured demand notes and interest receivable from officers and employees of $2,950 and $2,737, respectively. The notes were evidenced by demand notes and bear interest at rates up to 3.00%. The Company does not expect that a demand for payment will be made on these notes during the next fiscal year, and therefore, these notes have been classified as long-term.

Activity on the officers’ and employees’ notes was as follows:

	March 31, 2017	September 30, 2016
Beginning balance	$2,737	$2,327
Advances including interest	3,570	902
Payments	(3,357)	(492)
Ending balance	$2,950	$2,737

5. ESTIMATED WARRANTY OBLIGATION

The Company offers a comprehensive warranty program with the following terms: (i) one year period for fuel tank, halon and windshield; (ii) two to three year period for gel coat finish, upholstery, canvas and certain components; (iii) five year period for electrical, controls and accessories and other components; and (iv) ten year period for the hull and deck structure. Warranties related to the powertrain are provided by the original equipment manufacturer (up to a five-year period) or through a purchased extended warranty program for up to a total of five years. This warranty program covers other equipment extending the warranty period up to five years. The Company records the expense associated with the purchased extended powertrain warranty when the Company sells the boat to the dealer.

Estimated warranty obligations consist of the following:

	March 31, 2017	September 30, 2016
Beginning balance	$5,021	$4,855
Estimated provision for warranty expense	1,049	2,038
Warranty payments	(876)	(1,872)
Ending balance	$5,194	$5,021

Estimated warranty obligations are included in accrued expenses in the accompanying balance sheets, while warranty expense is included in cost of sales in the accompanying statements of income.

6. LONG TERM DEBT AND NOTES PAYABLE UNDER REVOLVING LINE OF CREDIT

Outstanding debt consists of the following:

	March 31, 2017	September 30, 2016
Note payable to a bank; due in monthly principal payments of $250 plus interest at an adjusted LIBOR rate as outlined in the security agreement (effective rate was 2.22% and 1.92% at March 31, 2017 and September 30, 2016, respectively) through maturity in September, 2019. The loan is collateralized by accounts receivable and inventory.	$17,500	$19,500
Notes payable on machinery; due in monthly payments of $2 including interest at 3.50% through maturity in April of 2017. The notes are collateralized by machinery.	3	13
Total debt	17,503	19,513
Less: current maturities	(3,003)	(3,013)
Long-term debt less current maturities	$14,500	$16,500

Notes Payable Under Revolving Line of Credit

Effective in 2014, the Company has a $10,000 line of credit with JPMorgan Chase Bank, N.A. The line of credit matures on September 8, 2019, and interest is charged at an adjusted LIBOR rate defined in the credit agreement as the quotient of LIBOR divided by one minus the reserve requirement, applicable to the current interest period. This rate is then added to a marginal rate ranging from 1.15% to 1.95%. Borrowings under the line of credit agreement are limited to 80% of eligible accounts receivable, 65% of eligible engine inventory, and 50% of all other inventory less applicable reserves. Substantially all accounts receivable, inventory, and general intangibles are pledged as collateral under the line of credit agreement. The line of credit agreement contains restrictions on additional borrowings, payment of dividends, and capital expenditures, and requires maintenance of certain customary financial covenants relating to working capital, tangible net worth, and debt service. At March 31, 2017 and September 30, 2016, the Company had no borrowings on its revolving line of credit. Available borrowing under the Company's revolving line of credit was $8,378 at March 31, 2017.

Interest Rate Swap

On January 3, 2015, the Company entered into an interest rate swap agreement accounted for by the simplified hedge accounting method. This swap has a notional amount of $15,000, an effective date of January 2015 with a fixed interest rate of 1.47% plus a term loan spread of 1.40% and a maturity date of August 2019. As of March 31, 2017 and September 30, 2016, the settlement value was estimated to be $45 and $200, respectively, and the Company recorded a corresponding liability with an offset to interest expense.

7. CAPITAL LEASE OBLIGATIONS

The Company leases certain facilities and equipment through capitalized lease obligations underlying taxable and non-taxable Industrial Revenue Bonds ("IRBs") issued by the City of Neodesha, Kansas. The facilities and equipment are being leased at an amount sufficient to pay principal and interest on the bonds and an option exists to purchase the facility and equipment at the end of the lease.

The Company issued IRB’s for property tax abatements and purchased the IRB’s. Such bonds are offset, resulting in no effect on the Company’s financial statements.

During 2007, the Company issued industrial revenue bonds for $2,700 to fund the Company’s expansion. These bonds were purchased by a bank and are payable in monthly principal and interest installments of $29 with an interest rate of LIBOR plus 2.5% through maturity in December 2016. The effective interest rate on these bonds was 2.70% at September 30, 2016. The bonds are collateralized by leased assets noted below. Remaining principal on these bonds at March 31, 2017 and September 30, 2016 was $0 and $84, respectively.

The following is an analysis of the cost of leased property under the above IRB capital leases:

	March 31, 2017	September 30, 2016
Land	$—	$208
Building and improvements	—	7,204
Tooling, machinery and equipment	—	2,002
	—	9,414
Less: Accumulated amortization	—	(7,426)
Capitalized lease obligation, net	$—	$1,988

As of September 30, 2015, the Company had approximately $3,200 of equipment, building improvement costs and restricted revenue bond funds where the related industrial revenue bonds had been purchased by the Company. As of March 31, 2017, these bonds had been repaid in full and the Company had not purchased any further industrial revenue bonds and no longer had any capital leases. All property under capital leases is titled to the City, for property tax purposes, for the term of the leases.

8. INCOME TAXES

The Company is a limited liability company that is taxed as a partnership. Therefore, the Members report their proportionate share of the corporate taxable income or loss on their individual federal and state income tax returns.

The Company makes and records quarterly distributions as paid to its Members at a combined rate for federal, state and local income taxes as defined by the Company’s operating agreement, payable from net profits. During the six months ended March 31, 2017 and 2016, the Company paid $1,519 and $363, respectively, in distributions specifically for taxes related to the allocated share of taxable income to the preferred and common units.

The Company recognizes the financial statement effects of a tax position only when it believes it can more likely than not sustain the position upon an examination by the relevant tax authority.

9. COMMITMENTS AND CONTINGENCIES

The Company is contingently liable to banks and other financial institutions for collateral repurchase agreements, which provide pre-arranged floor plan financing to most of the Company’s independent dealers in connection with their purchase of the Company’s products, under the Company’s floor plan arrangements. These agreements provide for the Company to repurchase its products from the financial institution in the event that they have repossessed them upon a dealer’s default. In the event the Company is required to repurchase the products, any loss would be reduced by the ultimate resale value. As of March 31, 2017 and September 30, 2016, the Company has not recorded a liability and the maximum potential liability for repurchased boats under the floor plan was approximately $13,890 and $13,500, respectively.

For the six months ended March 31, 2017 and 2016, the Company has experienced no losses on repurchased boats under these agreements. The Company considers these agreements when estimating its allowance for doubtful accounts. The Company is a defendant in lawsuits arising from the normal course of business. In management’s opinion, liabilities arising from such claims, if any, would not have a material adverse effect on the financial statements of the Company.